(NOTIFY)                   72731,347
(CONTACT-NAME)             David A. Kain
(CONTACT-PHONE)           (312) 861-6050


      PAGE 0
DOCUMENT HEADER
DOCUMENT DESCRIPTION       8-K-A
DOCUMENT TYPE              1
COUNT                     28

               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549


                           FORM 8-K-A


                  Amendment to Current Report
             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934


                            Amendment No. 1


                Amendment to Current Report on Form 8-K
                  date January 28, 1994, and filed on
                           February 14, 1994



                        FMC CORPORATION
     (Exact name of registrant as specified in its charter)



     Delaware                          1-2376           94-0479804
(State or other jurisdiction       (Commission          (I.R.S. Employer
 of incorporation)                  File Number)        Identification No.)



         200 East Randolph Drive, Chicago, Illinois      60601
        (Address of principal executive offices)        Zip Code)



                       (312) 861-6000
                 Registrant's telephone number,
                      including area code

The undersigned registrant hereby amends the following item of its Current Report on Form 8-
K dated January 28, 1994, and filed February
14, 1994, as set forth in the pages attached hereto:



Item 7.  Financial Statements and Exhibits

(a)  Financial Statements of BMY-Combat Systems-
     A Division of Harsco Corporation

  1. Independent Auditors Report

  2. Balance Sheet as of December 31, 1993

  3. Statement of Income for the Year 1993

  4. Statement of Cash Flows for the Year 1993

  5. Notes to Financial Statements


(b)  Pro Forma Financial Information
     (unaudited) to reflect FMC's acquisition of an interest in United Defense, L.P.
     formed to combine FMC's Defense Systems
     Group and Harsco's BMY-Combat Systems
     Division

  1. Balance Sheet as of December 31, 1993

  2. Statement of Income for the Year Ended
     December 31, 1993

(c)  Exhibits

     Number     Exhibit
       15       Consent of Independent Accountants

ITEM 7(a)


BMY-COMBAT SYSTEMS
A DIVISION OF HARSCO CORPORATION
STATEMENT OF INCOME
for the year 1993


(All dollars in thousands)            1993

Net sales                           $347,958

Operating expenses:
  Cost of sales                      261,254
  Selling, administrative
  and general expenses                20,510
  Research and development             2,140
                                     283,904
     Profit from operations           64,054

Other income (expense):
  Interest income                         25
  Interest expense                       (16)
  Other, net                               3
                                          12
     Income before provision
      for income taxes                64,066

Provision for income taxes            24,653

     Net income                     $ 39,413



See accompanying notes to the financial statements.

BMY-COMBAT SYSTEMS
A DIVISION OF HARSCO CORPORATION
BALANCE SHEET
as of December 31, 1993


(All dollars in thousands)                 1993

ASSETS

Current assets:

  Accounts receivable
     U.S. government             $12,813
     Other accounts receivable    32,503
     Allowance for uncollectible
       accounts                     (30)  $ 45,286

  Inventories                               86,815

  Deferred income taxes                      5,615

  Other                                        759
       Total current assets                138,475


Property, plant and equipment, net          50,597

Other assets                                   212

                                          $189,284

                                       1993

LIABILITIES
Current liabilities:
  Accounts payable                  $18,272
  Accrued expenses:
     Compensation                     8,628
     Long-term contract costs           528
     Insurance                        1,205
     Other                            8,658
  Advances on long-term contracts    78,882
       Total current liabilities    116,173
Pension plans                         4,452
Postretirement benefits               4,661
Deferred income taxes                 3,544
Other liabilities                        51
                                    128,881


COMMITMENTS AND CONTINGENCIES

Parent's Equity in Division          60,403
                                   $189,284



See accompanying notes to the financial statements.

BMY-COMBAT SYSTEMS
A DIVISION OF HARSCO CORPORATION
STATEMENT OF CASH FLOWS
for the year 1993


(All dollars in thousands)   					           1993

Cash flows from operating activities:
 Net income         								               $ 39,413
 Adjustments to reconcile net income
  to net cash provided by operating
  activities:
   Depreciation      								                 9,110
   Loss on sale of equipment 								            39
   Changes in assets and liabilities:
      Notes and accounts receivable  					 		30,728
      Inventories               									   (15,363)
      Accounts payable            									  (3,916)
      Accrued long-term contract costs  								528
      Advance deposits on long-term
       contracts received          								  38,383
      Advance deposits on long-term
       contracts utilized          									(25,610)
      Other assets and liabilities								    3,656
   Net cash provided by operating
    activities                   								    76,968

 Cash flows from investing activities:
  Expenditures for property, plant and
   equipment 								                       (5,141)
  Proceeds from sale of property, plant
   and equipment     							                    29
   Net cash used by investing
    activities              								        (5,112)

 Cash flows from financing activities:
  Parent company capital withdrawals,
   net                 								            (71,856)
   Net cash used by financing
    activities               								      (71,856)

 Net decrease in cash and cash
  equivalents        							                   -0-

 Cash and cash equivalents at
  beginning of year    							                 -0-
 Cash and cash equivalents at
  end of year                							    $      -0-



See accompanying notes to the financial statements.

BMY-COMBAT SYSTEMS
A DIVISION OF HARSCO CORPORATION
STATEMENT OF CHANGES IN PARENT'S EQUITY IN DIVISION for the year 1993



(All dollars in thousands)    														           1993

Balance January 1, 1993    														          $ 92,846

Net income   														                          39,413

Parent company capital withdrawals, net												 (71,856)
Balance December 31, 1993           														 $ 60,403










See accompanying notes to the financial statements.

BMY-COMBAT SYSTEMS
A DIVISION OF HARSCO CORPORATION
NOTES TO FINANCIAL STATEMENTS


1. SUMMARY OF SIGNIFICANT
   ACCOUNTING POLICIES:


  Basis of Presentation:
  The BMY-Combat Systems Division of Harsco
  Corporation (BMY-CS) is a prime contractor to the United States Department of Defense for the design, development and manufacturing of select defense systems composed mainly of tracked vehicles, and an important supplier to international customers. This Division is also a provider of research and development services to the U.S. Government and a co-producer of tracked vehicles in the Far East. BMY-CS's customer basis is limited, by the nature of its current products, to U.S. and foreign government agencies. In 1993, two customers comprise 95% of net sales.

  The financial statements reflect the results of operations and financial position of BMY-CS, including certain allocations by the parent company. For the purpose of this presentation, various assets and liabilities of Harsco
  Corporation which relate to the operations of BMY-CS (whether actual or contingent) are reflected in these financial statements as if BMY-CS was a stand-alone entity.

  Cash and Capital Requirements:
  As an operating division of Harsco Corporation
  (Harsco), BMY-CS participates in Harsco's centralized cash management system.
  Accordingly, cash received from BMY-CS's operations is administered centrally along with the financing of working capital requirements and capital expenditures. Under this system BMY-
  CS has had no external sources of financing, such as available lines of credit, as may be necessary to operate as a separate entity.

  The statement of cash flow is prepared as though the cash received and disbursed on behalf of BMY-
  CS by Harsco was transacted through BMY-CS.

  Inventory Valuation:
  Inventories are stated at the lower of cost or market, cost being determined using the average cost method.

  Property, Plant and Equipment:
  Property, plant and equipment is recorded at cost and depreciated over the estimated useful lives of the assets using principally the straight-line method. Generally, when property is retired from service, the cost of the retirement is charged to the allowance for depreciation to the extent of the accumulated depreciation thereon and the balance is charged to income.

  1.SUMMARY OF SIGNIFICANT
   ACCOUNTING POLICIES:
   (continued)


  Long-term Defense Contracts:
  Defense contracts are accounted for under the percentage of completion (units-of-delivery) method, whereby sales and estimated average cost of the units to be produced under a contract are recognized as deliveries are made or accepted.
  Changes in estimates for sales, costs, and profits are recognized in the period in which they are determinable using the cumulative catch-up method of accounting. Claims are considered in the estimated contract performance at such time as realization is probable. Any anticipated losses on contracts are charged to operations as soon as they are determinable.
  Inventory costs include factory overhead, general and administrative expenses, initial tooling and other related costs.

  BMY-CS sponsored research and development costs are charged to expense or allocated to production contracts, as applicable, when incurred. Under certain arrangements in which a customer shares in product development costs, BMY-CS's portion of such costs are expensed as incurred.

  Income Taxes:
  BMY-CS is not a separate tax paying entity.
  Accordingly, its results of operations have been included in tax returns filed by Harsco. The accompanying financial statements include a charge in lieu of tax which approximates the tax provision assuming BMY-CS filed separate returns and utilized an Export Sales Corporation. This tax provision is prepared as though the Statement of Financial Accounting Standards No.
  109, "Accounting for Income Taxes" was adopted prior to 1993.

  Employee Benefits:
  BMY-CS's salaried employees are covered under a Harsco pension plan and hourly employees under a BMY-CS pension plan, both are noncontributory, covering substantially all its employees. The benefits for salaried employees generally are based on years of service and the employee's level of compensation during specified periods of employment. The BMY-CS plan covering hourly employees generally provides benefits of stated amounts for each year of service. The funding policy for qualified plans is consistent with federal regulations and customarily equals the amount deducted for federal income tax purposes.
  BMY-CS's policy is to amortize prior service costs over the average future service period of active plan participants.

  1.SUMMARY OF SIGNIFICANT
   ACCOUNTING POLICIES:
   (continued)


  Employee Benefits (Continued):
  BMY-CS provides and accrues postretirement life insurance benefits for a majority of employees, and postretirement health care benefits for a limited number of employees. The postretirement health care and life insurance plans are unfunded.

  Effective January 1, 1993, BMY-CS adopted
  Statement of Financial Accounting Standards No.
  112, "Employers' Accounting for Postemployment
  Benefits" (SFAS 112). This statement requires companies to accrue postemployment benefits if the obligation is attributable to employees' services already rendered, employees' rights to those benefits accumulate or vest, payment of the benefits is probable and the amount of the benefits can be reasonably estimated. As of January 1, 1993 there was no accumulated effect to be recorded.

  Casualty Insurance:
  BMY-CS, through Harsco's wholly-owned captive insurance company, provides for the payment of its claims under a risk retention program. BMY-
  CS is insured for workers compensation,
  automobile, general, and product liability losses through this risk retention program. BMY-
  CS accrues for the estimated losses occurring from both asserted and unasserted claims. The estimate of the liability for unasserted claims arising from unreported incidents is allocated to BMY-CS based on an analysis of historical claims data. Monthly contributions are made by Harsco to the captive insurance company to provide funding for its retained risk.

  Environmental Compliance and Remediation:
  Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with completion of a feasibility study or BMY-CS's commitment to a plan of action based on the then known facts.

2. INVENTORIES:


 Inventories are summarized as follows:
 (In thousands)           													                      1993

 Classification:
    Long-term contract costs (including
       general and administrative costs
       of $7,432)       														                    $105,849
       Contract loss reserves         															       (2,372)
       Progress payments -
          U.S. Government 														                   (16,662)
 													                                            $ 86,815

 Valued at lower of cost or market:
     Average cost basis  													                    $ 86,815



 BMY-CS has incurred costs that are assignable to units not yet produced. The aggregate amount incurred, exclusive of raw materials and purchased parts included in long-term contract costs, was $12,041,000 as of December 31, 1993. These costs relate primarily to U.S. Government contracts for certain tracked vehicles. The U.S. Government has a lien on inventories to the extent of any progress payments relating thereto.

3. PROPERTY, PLANT AND EQUIPMENT:


Property, plant and equipment, net consists of the following:

(In thousands)                         1993
Land    	                           $   991
Buildings and improvements      	    36,309
Machinery and equipment          	   84,443
Uncompleted construction          	   1,317
                                   	123,060
Less allowance for depreciation     	72,463
                                  	 $50,597

4. INCOME TAXES:


Income before taxes and the provision for income taxes in the statement of income consist of:

(In thousands)      												                   1993

Income before provision for
  income taxes:               														     $64,066

Provision for income taxes:
       Currently payable:
          Federal   														               $19,004
          State                   														   4,644
                                  														  23,648
       Deferred Federal               														 790
       Deferred State                														  215
                                														   $24,653


These financial statements have been
prepared as though the financial
responsibility for income taxes currently payable has been retained by Harsco.

The following is a reconciliation of the normal expected statutory federal income tax rates to the effective rates as a percentage of income before provision for income taxes as reported in the financial statements:

																			                                        1993
U.S. federal income tax rate       																				    35.0%

State income taxes, net of federal
 income tax benefit   																				                  4.9

Export sales corporation benefit  																				     (1.4)

Effective income tax rate    																				          38.5%

4. INCOME TAXES:
   (continued)


The tax effects of the primary temporary differences giving rise to deferred tax assets and liabilities as of December 31, 1993 are as follows:


(In thousands)       																	             1993
Deferred Income Taxes:   																			 Asset     Liability

Depreciation  																		           $     -      $5,450
Expense accruals         																		  5,044    	      -
Inventories                 																		 559    	      -
Postretirement benefits 																		   1,906  	        -
Other                         																		12    	      -

Total deferred income taxes																	$7,521  	   $5,450

5. EMPLOYEE BENEFIT PLANS:


The status of defined benefit plans at
December 31, 1993, is as follows:

																	                      Salary            Hourly
(In thousands) 																	        Plan             Plan

Actuarial present value
 of benefit obligations:
  Vested    																				    $11,707													$20,921

  Non-Vested     																     1,617																	455

Accumulated benefit
 obligation             													13,324      					   21,376

Effect of increase in
 compensation     															    12,905    			            -

Projected benefit
 obligation      													       26,229       					  21,376

Plan assets at fair value  										21,864    								  22,894

Plan assets in excess
 of (less than) projected
 benefit obligations													   (4,365)  					        1,518

Unrecognized prior service
 costs        												           2,118 						         2,835

Unrecognized net
 (gain) loss   													          (256)     						     (802)

Unrecognized transition  asset      (2,503)   						     (2,997)

Prepaid (Accrued) pension cost     $(5,006)     					   $   554





Plan assets are primarily those assets that are part of a collective investment trust fund in which other Harsco Division pension plans participate. The fund assets include equity and fixed income securities.

5. EMPLOYEE BENEFIT PLANS:
   (continued)


Pensions:

Net pension cost includes the following components:

									                                           1993
(In thousands)      									           Salary					  Hourly							Total

Defined benefit plans
 Service cost         											      $ 2,700					 $   921					 $ 3,621
 Interest cost              											  1,478					   1,367					   2,845
 Actual return on plan assets											(1,938)						(2,415) 					(4,353)
 Net amortization and deferral    									 11  						  506  						  517
 Net periodic pension cost  											$ 2,251 					$   379					 $ 2,630

The actuarial assumptions used
in computing the above are as
follows:

 										                             Salary  		  Hourly
                              											Plan        Plan

Assumed discount rate  									         7.0%    	   7.0%

Expected average rate of return
  on plan assets  									              9.0%  	     9.0%

Assumed average rate of
  compensation increase       									  5.0%   			    -





BMY-CS's pension assets and expense under the Harsco salary pension plan are determined under the allocation method. Under this method, market value of assets at the end of each year is determined by adding to the beginning value the allocated contributions, investment income and gains and subtracting allocated investment losses, benefits payments and expenses for the year.

5. EMPLOYEE BENEFIT PLANS:
   (continued)

Postretirement Benefits:

Postretirement benefit (health care and life insurance) costs for 1993 include the following components:

(In thousands)          									                     1993

																					                        Health      Life
                     																					   Care      Insurance 			 Total
Service cost            																				$  175    	$   23   	   $ 198
Interest cost             																				 226  	      60    		   286
 Total postretirement
  benefit costs      																				   $  401    	$   83 	    $  484





The accumulated postretirement benefit
obligation at December 31, 1993 is as follows:


(In thousands)         												                      1993

																							                        Health     Life
                       																								 Care     Insurance  	Total

Current retirees       																						 $  167    $  539     $  706
Future retirees        																						  3,237       329      3,566
 Total                 																						  3,404       868      4,272

Unrecognized gain   																						       271   	   118       389
Accumulated postretirement
 benefit obligation     																						$3,675    $  986    $4,661



The assumed discount rate used to measure the accumulated postretirement benefit obligation was 7.0% at December 31, 1993.
The health care cost trend rate in 1993
was approximately 13%, decreasing to an
ultimate rate in the year 2004 of
approximately 6%. A one percentage point increase in the assumed health care cost trend rate for each future year would have increased the cost components of 1993 net periodic postretirement benefit cost by approximately $67,000 and would have increased the accumulated postretirement benefit obligation as of
December 31, 1993 by approximately $495,000.

5. EMPLOYEE BENEFIT PLANS:
   (continued)


Postemployment Benefits:

In 1993, BMY-CS recorded $1,040,000 for
postemployment benefits due to reductions in the workforce.

Savings Plans:

BMY-CS participates in Harsco's defined
contribution savings plans designed to
comply with the requirements of the
Employee Retirement Income Security Act
of 1974 ("ERISA") and Section 401(k) of
the Internal Revenue Code.  The plans
cover all eligible employees that wish to participate in the Plans. Employee contributions are generally determined as a percentage of covered employee's compensation received. The expense for contributions to the plans by BMY-CS was $1,441,000 in 1993. This expense is based on the actual payroll dollars of each BMY-CS employee contributions to the 401(k) Savings Plan.

6. COMMITMENTS
   AND CONTINGENCIES:


M9 Armored Combat Earthmover Claim:
BMY-CS and its legal counsel are of the
opinion that the US. Government did not
exercise option three under the M9
Armored Combat Earthmover (ACE) contract in a timely manner, with the result that the unit price for options three, four and five are subject to renegotiation.
Claims reflecting BMY-CS's position have been filed with respect to all options purported to be exercised, which together with other claims on this program, will be in excess of $70 million (in excess of $60 million applies to late option exercise) plus interest. Other than the settlement of a minor claim on this contract, amounting to approximately $1.4 million, no recognition has been given in the accompanying financial statements for any recovery on these claims. BMY-CS is awaiting a decision on its Motion for Summary Judgment relating to the late option exercise that is now pending before the Armed Services Board of Contract Appeals.

Government Furnished Equipment Overcharge
Claims:
BMY-CS filed a claim in the Armed
Services Board of Contract Appeals
asserting that the United State
Government has overcharged BMY-CS in the sale of government furnished equipment on various contracts, all of which have been completed. BMY-CS has advised the
Government that the overpayment on these contracts is approximately $24 million.
The Government disputes BMY-CS's
position, but the parties are exploring
the possibility of settling this case and similar issues relating to other completed contracts that are not included in the litigation.

Other Defense Litigation:
On March 13, 1992, the U.S. Government
filed the previously threatened
counterclaim against BMY-CS in a civil
suit alleging violations of the False
Claims Act and breach of a contract to
supply M109A2 Self-Propelled Howitzers.
The counterclaim was filed in the United
States Claims Court along with the
Government's answer to BMY-CS's claim of approximately $5 million against the
Government for costs incurred on this
contract relating to the same issue.  The
Government claims breach of contract
damages of $7.3 million and in addition
seeks treble that amount under the False
Claims Act plus unquantified civil
penalties which BMY-CS estimates to be
approximately $3.3 million.  BMY-CS and
its counsel believe it is unlikely BMY-CS will incur any material liability as a result of these claims.

6. COMMITMENTS
   AND CONTINGENCIES:



Other Defense Litigation (Continued):
Iran's Ministry of Defense has initiated arbitration procedures against BMY-CS under the rules of the International
Chamber of Commerce for damages allegedly resulting from breach of various contracts executed by BMY-CS and the Ministry of Defense between 1970 and 1978. The contracts were terminated in 1978 and 1979 during the period of civil unrest in Iran that preceded the Iranian revolution. Iran has asserted a claim under one contract for repayment of a $7.5 million advance payment it made to BMY-CS, plus interest at 12% through June
27, 1991 in the amount of $25.3 million.
Iran has also asserted a claim for
damages under other contracts for $32.1
million plus interest. BMY-CS intends to assert various defenses and also has filed counterclaims against Iran for damages in excess of $7.5 million which it sustained as a result of Iran's breach of contract, plus interest; however, the ultimate outcome of this matter cannot presently be determined.

Environmental:
BMY-CS is involved in a number of
environmental remediation investigations and clean-ups and, along with other companies, has been identified as a "potentially responsible party" for certain waste disposal sites. While each of these matters is subject to various uncertainties, it is probable BMY-CS will agree to make payments toward funding certain of these activities.
It is possible that some of these matters will be decided unfavorably to BMY-CS. BMY-
CS has evaluated its potential liability, and its financial exposure is dependent upon such factors as the continuing evolution of environmental laws and regulatory requirements, the availability and application of technology, the allocation of cost among potentially responsible parties, the years of remedial activity required and the remediation methods selected. The liability for future remediation costs is evaluated on a quarterly basis, and it is the opinion of management that any liability over the amounts accrued will not have a materially adverse effect on BMY-CS's financial position or results of operations.

Other:
BMY-CS is subject to various other claims, legal proceedings and investigations covering a wide range of matters that arose in the ordinary course of business. In the opinion of management, all such matters are adequately covered by insurance or by accruals, and if not so covered, are without merit or are of such kind, or involve such amounts, as would not have a significant effect on the financial position or results of operations of BMY-CS, if disposed of unfavorably.

7. LEASE OBLIGATIONS:


Capital Leases:
BMY-CS has a gross asset value of $577,000 for Machinery and Equipment under capital lease arrangements as of December 31, 1993.
There is one year remaining of minimum lease payments amounting to $75,000 in 1994, related to these assets.

Operating Leases:
BMY-CS leases certain office space, and
various office and manufacturing equipment under noncancellable operating leases. At
December 31, 1993, total minimum lease
payments are as follows:

																												                                Amounts
Years                       																											  (In Thousands)

1994                             																												 $1,159
1995           																													                     638
1996                              																													  310
1997                               																													 155
1998                                																													 70
Thereafter                          																													 11

Total     																												                       $ 2,343





Total operating lease expense in 1993 was $1,577,000.



8. FINANCIAL INSTRUMENTS:


Off-Balance Sheet Risk:
As collateral for performance and advances on long-term contracts and to ceding insurers, BMY-CS is contingently liable under standby letters of credit and bonds in the amount of $161.9 million at December 31, 1993. These standby letters of credit and bonds are generally in force from one to three years for which BMY-CS pays fees to various banks and insurance companies that generally range from .25 to 1 percent per annum of their face value. If BMY-CS were required to obtain replacement standby letters of credit and bonds as of December 31, 1993 for those currently outstanding, it is BMY-CS's opinion that the replacement costs for such standby letters of credit and bonds would not significantly vary from the present fee structure.

Concentrations of Credit Risk:
BMY-CS has a concentration of credit risk with respect to accounts receivable due to the limited number of customers, mainly the U.S. and foreign government agencies. At
December 31, 1993, accounts receivable of $45,286,000 include a receivable from Saudi
Arabia of $24,396,000.

9. RELATED PARTY TRANSACTIONS:


The financial statements include allocations by Harsco for certain corporate administrative costs incurred for the benefit of all operating divisions. These costs are allocated to operating divisions on a variety of methodologies as follows:

  a)Specific identification - based on
      services provided.

  b)Relative identification - based on
      relevant criteria that establishes the
      division's relationship to the entire
      pool of beneficiaries.

  c)Formula driven - nonidentifiable to
      division but incurred for the benefit
      of all.

 Corporate costs include executive, legal, accounting, tax, auditing, cash management, safety, human resources, environmental and employee benefits.

 Allocated costs included in general and
 administrative expenses for 1993 were
 $4,416,000. The allocation methods, while reasonable under the current circumstances, may not represent the cost of similar activities on a separate entity basis.


10.SUBSEQUENT EVENT - FORMATION OF DEFENSE BUSINESS
PARTNERSHIP:


On January 28, 1994, FMC Corporation and
Harsco announced the completion of the joint venture, that was first announced in December
1992, to combine FMC's Defense Systems Group and Harsco's BMY-Combat Systems Division.
The new partnership is known as United
Defense, L.P., and is effective January 1,
1994. United Defense, L.P. is jointly owned, with FMC holding an interest of 60 percent and Harsco holding 40 percent. FMC is the managing general partner, and Harsco is a limited partner. United Defense, L.P.
expects to achieve annual sales of about $1 billion in 1994.

REPORT OF INDEPENDENT ACCOUNTANTS


To the Shareholders of Harsco Corporation:

We have audited the accompanying balance sheet of BMY-Combat Systems, a division of Harsco Corporation, as of December 31,
1993, and the related statements of income, changes in parent's equity in division, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BMY-Combat Systems, a division of Harsco
Corporation, as of December 31, 1993, and the results of its operations and its cash flows for the year ended December 31, 1993 in conformity with generally accepted accounting principles.

As discussed in Note 6 to the financial
statements, the Company is involved in a dispute regarding a breach of contract and other unrelated contract matters. Also, the Company has filed or is in the process of filing various claims against the Government relating to certain contracts. The ultimate outcome of these matters cannot presently be determined. Accordingly, no provision for such potential additional losses or recognition of possible recovery from such claims has been reflected in the accompanying financial statements.



           /S/  Coopers & Lybrand


Philadelphia, Pennsylvania
January 28, 1994

ITEM 7(b)


             FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES
          PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
                              (Unaudited)


On January 28, 1994, FMC Corporation ("FMC") and
Harsco Corporation ("Harsco") announced completion of a series of agreements ("Agreements"), first announced in December 1992, to combine certain assets and liabilities of FMC's Defense Systems Group ("DSG") and
Harsco's BMY Combat Systems Division ("BMY"). The effective date of the combination was January 1, 1994.
The combined company, United Defense, L. P. ("UDLP"), will operate as a limited partnership, with FMC as the Managing General Partner with a 60 percent equity interest and Harsco Defense Holding as the Limited
Partner holding a 40 percent equity interest.

The following unaudited pro forma financial statements combine the financial statements of FMC and consolidated subsidiaries and BMY and establish a minority interest in UDLP for Harsco's ownership. The assumption, for the balance sheet, is that the combination occurred on December 31, 1993, and for the income statement that the combination date was January
1, 1993. The pro forma operating results are not necessarily indicative of what would have occurred had the combination actually taken place on January 1, 1993, or of what they are expected to be in 1994.
Also, no adjustments have been made to operations for the impact of certain anticipated operational and administrative efficiencies which are expected to be realized over the first two years of UDLP's operation.

             FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES
                   PRO FORMA COMBINED BALANCE SHEET
                              (Unaudited)
                           December 31, 1993
                             (In Millions)


                                FMC         BMY       Pro forma      Pro
           Assets             Corporation           Adjustments      forma
                                                                   Combined
Current Assets:
Cash and marketable           $     78     $     -   $   5 (a)     $    83
securities
Trade receivables, net             573          45     (38)(a)         580

 Inventories                        268          8
Other current assets               241           6      (6)(a)         241
Total current assets             1,160         138     (39)          1,259

Net property, plant &            1,390          51       -           1,441
equipment
Other assets                       263           -      37 (b)         300

Total assets                    $2,813     $   189   $  (2)         $3,000
Liabilities and
stockholders' equity

Current liabilities:
Short-term debt and current
maturities of long-term debt   $    82     $     -   $   -         $   82
Accounts payable, trade and        501          97      (1)(a)        597
other
Accrued and other                  486 				     19      (4)(a)        501
liabilities
Income taxes payable                87   					   -       -             87
Total current liabilities        1,156   				  116      (5)    		   1,267

Long-term debt, less current       750     					 -       -            750
Accrued pension and other
post-retirement benefits,          303   				    9       -            312
less current
Reserve for discontinued
operations, restructuring
and other reserves                 344     				  -       -           344
Deferred income taxes                -       				4      (4)(a)      		 -
Minority interests                  43       				-      67 (b)       110

Stockholders' Equity               217          60     (60)(a)(b)    217

Total liabilities and
stockholders' equity          $  2,813      $  189     $  (2)       $3,000




See accompanying notes to unaudited pro forma combined condensed financial statements

             FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES
                PRO FORMA COMBINED STATEMENT OF INCOME
                              (Unaudited)
                     Year ended December 31, 1993
                 (In millions, except per share data)


                                 FMC        BMY        Pro          Pro
                              Corporation              forma        forma
                                                    Adjustments     Combined

Sales and other revenue         $3,789    $   348    $   -          $4,137
Costs and expenses:
Cost of Sales                    2,835        261        -           3,096
Selling, general and               540         21       (5)(c)         556
administrative
Research and development           149          2        -             151
Restructuring and other            172          -        -             172
charges
Other (income) and expense, net    (10)         -        2(b)		   						(8)
Total costs and expenses         3,686        284       (3)          3,967

Operating income                   103         64        3             170
Interest income (expense) net      (62)         -        -             (62)
Minority interests                  (3)         -      (84)(d)         (87)

Income before income taxes
and extraordinary items             38         64      (81)             21

Income tax (expense) benefit         3        (25)      31(e)            9

Income before extraordinary    $    41     $   3    $  (50)         $   30
items

Earnings per common share
before extraordinary items     $  1.11    $ 1.05    $(1.35)        $  .81

Average common shares
outstanding                       36.9      36.9      36.9           36.9




See accompanying notes to unaudited pro forma condensed financial statements

             FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES
           NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS
                              (Unaudited)


(a) Under the Agreements, Harsco is required to contribute net assets with a historical net book value of $30 million, including $5 million of cash. Harsco also will retain financial responsibility for certain items which are not contributed to the joint venture, including accounts receivable balances in excess of what needs to be contributed to meet the required net assets of $30 million. These adjustments are to reflect the contribution of cash, the retention of accounts receivable, and the elimination of those accounts provided for in the Agreements.

(b) This adjustment provides for Harsco's initial equity interest in UDLP of $67 million, calculated at 40 percent of the combined net assets contributed by FMC and Harsco of $168 million; eliminates Harsco's capital contribution of $30 million; and establishes an intangible asset of $37 million. The assets and liabilities contributed by FMC and Harsco to the joint venture will be recorded at their historical net book values. Harsco's 40 percent equity interest in the joint venture exceeds the book value of its net assets contributed by approximately $37 million. As the fair market value of net assets contributed is considered to exceed the net book value of such net assets by at least $37 million, an intangible asset of $37 million is recorded.
    This amount will be amortized by FMC over a 15 year period, which is approximately the estimated remaining life of the property, plant and equipment contributed. The related amortization for 1993 would have been approximately $2 million, which is shown as an adjustment to Other (income) and expense.

(c) $5 million of general and administrative expense incurred by Harsco and allocated to BMY in 1993 has been eliminated in order to approximate the operating results assuming the transaction had occurred on January 1, 1993.

(d) The Agreements provide for sharing the income before income taxes of the venture generally on the basis of the partners' equity ownership interests, after giving effect to a limited partner preferred distribution. The minority interest adjustment of $84 million includes the limited partner preferred distribution and 40% of the remaining pro forma pre-tax earnings of UDLP. The pro forma earnings of the venture give effect to adjustments related to items for which financial responsibility will not be assumed by the venture (primarily certain customer contracts) in order to approximate the results of operations assuming the transaction had been effective on January 1, 1993.

(e) The income tax benefit results from the pro forma adjustments to income at a combined
    Federal and State statutory tax rate of
    approximately 40%.

SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                         FMC CORPORATION


                         BY Robert L. Day
                            Robert L. Day
                            Corporate Secretary


Date: April 14, 1994



      PAGE 0
DOCUMENT HEADER
DOCUMENT DESCRIPTION EXHIBIT INDEX
DOCUMENT TYPE 2
COUNT 1


      PAGE 1


                             EXHIBIT INDEX



                         														                 Sequential
Exhibit No.       			  Exhibit Description
Page No.

    15       			     Letter regarding Audited
                		   Financial Information																			1






      PAGE 0
DOCUMENT HEADER
DOCUMENT DESCRIPTION EXHIBIT 15
DOCUMENT TYPE 2
COUNT 1



      PAGE 1


Exhibit 15        CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the following registration statements of FMC Corporation and Subsidiary Companies of our report, which includes an explanatory paragraph regarding (i) a breach of contract and other unrelated contract matters and (ii) the Company's claims against the Government relating to certain contracts, dated January 28, 1994, on our audit of the balance sheet of BMY-Combat Systems, a division of Harsco Corporation, as of December 31, 1993, and the related statements of income, changes in parent's equity in division, and cash flows for the year then ended, which report is included in this Amendment No. 1 to Current Report on Form 8-K dated January 28, 1994, and filed on
February 14, 1994.


      Form S-8 registration statement (registration No. 33-7749).

      Form S-8 registration statement (registration No. 33-10661).

      Form S-3 registration statement (registration No. 33-45648).






Philadelphia, Pennsylvania
April 14, 1994